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EXHIBIT 5

         BAKER & DANIELS
300 NORTH MERIDIAN STREET
SUITE 2700
INDIANAPOLIS, INDIANA 46204
(317) 237-0300

July 30, 2002

Anthem, Inc.
120 Monument Circle
Indianapolis, Indiana 46204

          Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as counsel to Anthem, Inc., an Indiana corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 (the "Act"), registering a total of 3,877,606 shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), issuable pursuant to the Trigon Healthcare, Inc. 1997 Stock Incentive Plan, as amended, the Trigon Healthcare, Inc. Non-Employee Directors Stock Incentive Plan, as amended, and Certain Options Granted to Consultants to Trigon Healthcare, Inc. (the "Plans") being assumed by the Company pursuant to the Agreement and Plan of Merger among the Company, AI Sub Acquisition Corp., an Indiana corporation and a direct wholly owned subsidiary of the Company and Trigon Healthcare, Inc., a Virginia corporation, dated as of April 28, 2002.

        In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

        Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Registration Statement shall have become effective and the Shares have been issued in accordance with the Plans, the Shares will be validly issued, fully paid and nonassessable.

        Our opinion expressed above is limited to the federal law of the United States and the law of the State of Indiana.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                      Very truly yours,
                      /s/ BAKER & DANIELS

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EXHIBIT 5